                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CityXpress.com Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 29, 2000

                  To the Shareholders of CityXpress.com, Corp.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CityXpress.com, Corp. has been called and will be held on November 29, 2000 at the Century Plaza Hotel, 1015 Burrard Street, Vancouver, BC, Canada. V6Z 1Y5 commencing at 11:00 a.m., local time, for the following purposes:

         1. To elect five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         2.       To approve an amendment to the Company's 1999 Stock Option
                  Plan;

         3. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the 2001 fiscal year; and

         4. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

         The record date for determining shareholders entitled to vote at the Annual Meeting of Shareholders is October 18, 2000, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting, and any adjournment thereof.

         IT IS REQUESTED WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO VOTE IN PERSON YOU MAY DO SO. A PROXY MAY BE REVOKED AT ANYTIME BEFORE IT IS VOTED.

By Order of the Board of Directors


Phil Dubois,
President & CEO

                              CITYXPRESS.COM, CORP.
                                    Suite 200
                               1727 West Broadway
                      Vancouver, British Columbia V6J 4W6
--------------------------------------------------------------------------------
                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 29, 2000
--------------------------------------------------------------------------------

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of CityXpress.com, Corp. (the "Company") for use at the Annual Meeting of the Company's shareholders to be held on November 29, 2000 or any adjournment thereof (the "Annual Meeting"). A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting, by filing a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Unless so revoked, the persons appointed by the enclosed proxy have advised the Board of Directors that it is their intention to vote at the Annual Meeting in compliance with the instructions on the proxy and, if no contrary instruction is indicated on the proxy, for the election of the persons nominated to serve as directors, to approve the amendment to the Company's 1999 Stock Option Plan, to ratify the appointment of Ernst & Young, LLP as independent auditors for the Company, and in accordance with their best judgment on any other matters properly brought before the Annual Meeting as described herein. The Board of Directors is not aware of any other matter which may come before the Annual Meeting.

         When stock is held of record in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished to the Company.

         This Proxy Statement and the form of proxy which is enclosed and the Company's 2000 Annual Report on Form 10K-SB are first being mailed to the Company's shareholders commencing on or about ___________, 2000.

         The cost of soliciting proxies will be paid by the Company. Solicitations may be made by mail, personal interview, telephone, and facsimile by officers and regular employees of the Company, who will receive no additional compensation for their services. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners for whom they hold shares.

         Only holders of record of the Company's shares of Common Stock (the "Common Stock") at the close of business on October 18, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. On October 18, 2000 there were 23,008,098 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote for each matter considered. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, in person or by proxy, to constitute a quorum for the transaction of business. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         Under applicable Florida laws and the Company's Articles of Incorporation and Bylaws (i) for the election of directors, which requires a plurality of the votes cast at the Annual Meeting, only proxies and ballots indicating votes "FOR all nominees," "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of Common Stock of the Company outstanding or present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR," "AGAINST" or "ABSTAIN" on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote. "Broker non-votes" are not counted for purposes of determining whether a proposal has been approved.

         The mailing address of the principal corporate office of the Company is Suite 200 1727 West Broadway Vancouver, British Columbia V6J 4W6.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         Any shareholder of record at the close of business on October 18, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 23,008,098 shares of Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         Unless otherwise indicated, the following table sets forth certain information available to the Company as of October 18, 2000, regarding (a) the ownership of the Company's common stock by (i) each of the Company's directors and nominees; (ii) each of the Company's named executive officers; and (iii) all directors and executive officers of the Company as a group; and (b) the ownership of the Company's common stock by all those known by the Company to be beneficial owners of more than five percent (5%) of its outstanding common stock.

                      Name and Address of             Amount and Nature of                  (8)
TITLE OF CLASS        Beneficial Owner               Beneficial Ownership          PERCENTAGE OF CLASS
--------------        -------------------            ---------------------         -------------------
Common Shares         Phil Dubois                      2,897,550(1)(7)                     12.6%
                      Suite 200
                      1727 West Broadway
                      Vancouver, BC V6J 4W6


Common Shares         Ken Bradley                      2,863,050(2)(7)                     12.5%
                      Suite 2001
                      727 West Broadway
                      Vancouver, BC V6J 4W6


Common Shares         Brent Forgeron                   1,130,000                            4.9%
                      23-1243 Thurlow Street
                      Vancouver, BC V6E 1X4


Common Shares         Ken Spencer                      1,145,240(3)(7)                      5.0%
                      Suite 2001
                      727 West Broadway
                      Vancouver BC V6J 4W6


Common Shares         Jim MacKay                         250,000(4)                         1.1%
                      Suite 2001
                      727 West Broadway
                      Vancouver BC V6J 4W6


Common Shares         Bob Smart                           50,000(5)                         0.2%
                      Suite 2001
                      727 West Broadway
                      Vancouver BC V6J 4W6

                      Name and Address of             Amount and Nature of                  (8)
TITLE OF CLASS        Beneficial Owner               Beneficial Ownership          PERCENTAGE OF CLASS
--------------        -------------------            ---------------------         -------------------

Common Shares         Ian Thomas                                 50,000(6)                  0.2%
                      Suite 2001
                      727 West Broadway
                      Vancouver BC V6J 4W6


ALL OFFICERS AND DIRECTORS AS A GROUP (7)                     8,385,840                    36.4%

(1) Includes 65,500 shares of common stock owned by Mr. Dubois's wife. Also includes 270,800 shares of common stock, which may be purchased pursuant to warrants granted by the Company in connection with his personal guarantees of loans made to the Company.
(2) Includes 31,000 shares of common stock owned by Mr. Bradley's wife. Also includes 270,800 shares of common stock, which may be purchased pursuant to warrants granted by the Company in connection with his personal guarantees of loans made to the Company.
(3) Includes 100,000 shares of common stock, which may be purchased pursuant to options granted by the Company.
(4) Includes 250,000 shares of common stock, which may be purchased pursuant to options granted by the Company.
(5) Includes 50,000 shares of common stock, which may be purchased pursuant to options granted by the Company.
(6) Includes 50,000 shares of common stock which may be purchased pursuant to options granted by the Company
(7)      Certain of these shares are subject to transfer restrictions.
(8) The percentages in this table are based on a total number of outstanding common shares equal to 23,008,098.

         We are not aware of any arrangement that might result in a change in control in the future.

                                     ITEM 1
                              ELECTION OF DIRECTORS

         The Company proposes that the following five (5) individuals be elected to the Board of Directors of the Company. Information regarding the persons nominated to stand for election at the Annual Meeting appear in the sections below.

         Directors nominated herein are elected to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. Nominees receiving a plurality of the votes cast will be elected as directors. The enclosed form of proxy provides a means for the holders of Common Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The Company is not aware of any reason why any of the nominees, if elected, would be unable to serve as a director. If an unexpected occurrence makes it necessary, in the judgment of the Board of Directors, that some other person be substituted for any of the nominees, shares represented by proxies will be voted for such other person as the Board may select.

         Vacancies on the Board of Directors may be filled by the Board of Directors until the next annual meeting of shareholders. Proxies cannot be voted on the election of directors for a greater number of persons than five (5), which is the number of nominees named herein.

         In the election of directors, a shareholder has the right to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected. The Company's Articles of Incorporation do not permit cumulative voting.

                         NOMINEES TO SERVE AS DIRECTORS

NAME                       AGE              SINCE                      POSITION(S) HELD
----                       ---              ------                     ----------------
Ken R. Bradley             53               January 1999               Chief Operating Officer & CFO

Phil Dubois                53               January 1999               President & CEO

Bob Smart                  49               August 1999                Partner,
                                                                       Radford & Smart

Ken Spencer                55               August 1999                Chairman of the Board

Ian Thomas                 53               August 1999                President
                                                                       Thomas Consultants Inc.

BUSINESS EXPERIENCE OF THE NOMINEES FOR THE BOARD OF DIRECTORS

KEN BRADLEY, age 53, has served as Chief Operating Officer, CFO and a director of the Company since the acquisition of Xceedx on January 27, 1999. From January 1996 to present, Mr. Bradley serves as Vice President Finance and Vice President of Operations of Xceedx a company he co-founded in 1996. From September 1994 to December 1995, Mr. Bradley was an independent consultant providing consulting services to technology companies. From September 1990 to August 1994, Mr. Bradley was Vice President Finance and Administration at Modatech Systems, Inc., a company in the North American sales force automation marketplace. Mr. Bradley's past experience also includes serving as Regional Controller at Domtar packaging, a national company involved in the manufacturing of corrugated containers. From February 1983 to January 1997, Mr. Bradley served as Manager of Finance and Administration at Mobile Data International Inc., a company that developed mobile data terminals that operated over radio frequency. From February 1979 to February 1983, Mr. Bradley served as Corporate Controller at Canadian Auto Carriers a specialized carrier of automobiles in western Canada. Mr. Bradley is a Certified Management Accountant.

PHIL DUBOIS, age 53, has served as President, CEO and a director of the Company since the acquisition of Xceedx on January 27, 1999. From January 1996 to present, Mr. Dubois serves as President and CEO of Xceedx a company he co-founded in 1996. Xceedx is a provider of Internet technology services and eCommerce software solutions. From September 1994 to December 1995, Mr. Dubois was an independent consultant providing consulting services to technology companies. From May 1992 to August 1994, Mr. Dubois served as President and CEO of Modatech Systems, Inc., a company in the North American sales force automation marketplace. From May 1989 to May 1992, Mr. Dubois served as Vice President of Development of Modatech. From May 1989 to August 1994, Mr. Dubois was a director of Modatech. Mr. Dubois is the chair and a director of AceTech, a not-for-profit association of high tech CEO's, and a director of the BC Softworld Society; a not-for-profit organization dedicated to the growth of the software industry in the province of British Columbia.

BOB SMART, age 49, has served as a director since August 25, 1999. Bob has over 20 years of senior management experience in a variety of businesses. He currently is a Partner in the consulting firm of Radford & Smart, a position he has held since February 1999. From June 1998 to February 1999, her served as Executive Vice President and a director of Bargain Castle International Discount Centres Ltd., a wholesale and retail products liquidator. From December 1997 to June 1998, Mr. Smart served as President of Webcastsystems, Inc., a software developer. From October 1996 to December 1997, he served as President of Action View Advertising Ltd. an outdoor advertising media company. From October 1994 to October 1996 Mr. Smart served as Vice President Corporate Development of Imperial Ginseng Products Ltd. a grower and distributor of ginseng and ginseng products.

KEN SPENCER, age 55, has served as Chairman and a director of the Company since August 3, 1999. In 1983, Mr. Spencer co-founded Creo Products, a company that manufactures complex, high-value equipment utilizing precision mechanics, digital design, laser, optics and software for the printing industry. He served as CEO of Creo Products from 1985 to 1995, and as Chairman of the Creo Products Board of Directors from 1985 to 1996. Mr. Spencer remains a director of Creo Products. Mr. Spencer also serves as a director of De Novo Enzymes, a bio-technology company, Science World, a government organization that promotes science and technology throughout the province of British Columbia and the BC Institute of Technology and as Chairman of the Board of Spectrum Signal Processing, a position he has held since December, 1997.

IAN THOMAS, age 53, has served as a director since August 25, 1999. In 1979, he founded Thomas Consultants Inc., which presently operates offices in Vancouver Canada and the Gold Coast Australia. Mr. Thomas serves as CEO of Thomas Consultants Inc. a position he has held since the company was founded. Thomas Consultants Inc. specializes in the planning and development of large-scale retail projects and undertakes strategic planning assignments for major national and international retailers, and currently works in over 30 countries. Mr. Thomas sits on the Board of Trustees of the International Council of Shipping Center's Education Foundation in New York, and is a director of Future Shop, North America's third largest electronics chain, a position he has held since August 1993.

BOARD AND COMMITTEE MEETINGS

         During the Company's fiscal year ended June 30, 2000, the Board of Directors met 6 times. The Board of Directors has an Audit Committee and a Compensation Committee. With the exception of one meeting which was attended by 4 of the 5 directors, each director attended all meetings of the Board of Directors.

         The Audit Committee makes recommendations as to the selection of independent auditors, evaluates the audit services and the Company's financial, accounting and internal audit policies, functions and systems, and approves the engagement of independent auditors to provide non-audit services. The Audit Committee met 2 times during the Company's fiscal year ended June 30, 2000. The Audit Committee consists of Messrs. Spencer, Smart and Dubois. Each member of the Audit Committee attended all meetings of the Committee.

         The Compensation Committee makes recommendations as to the compensation and benefits to be paid to the Company's officers and directors. The Compensation Committee met 2 times during the Company's fiscal year ended June 30, 2000. The Compensation Committee consists of Messrs. Spencer, Thomas and Bradley. Each member of the Compensation Committee attended all meetings of the Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Bradley, who is the Company's Chief Operating Officer, is a member of the Compensation Committee.

DIRECTORS REMUNERATION

         In the Company's fiscal year ended June 30, 2000, Directors of the Company did not receive any cash compensation from the Company for their services as directors.

                     COMPENSATION OF OFFICERS AND DIRECTORS

         As of June 30, 2000, the Company's executive officers consisted of Phil Dubois, President and CEO, Ken R. Bradley, Chief Operating Officer and CFO, Jim MacKay Vice President Sales & Marketing and Brent Forgeron, Vice President.

         During the year ended June 30, 2000, salary compensation was paid to our executive officers. The following table contains information concerning compensation paid to named executive officers for the financial years ended June 30, 2000 and for the year ended June 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                -------------------                 -------------------------------
                                                                                  AWARDS                   PAY-OUTS

                                                              Other                        Securities
                                                              Annual                          Under-                     All Other
NAME AND PRINCIPAL                                            Compen-    Restricted Stock  lying Options     LTIP         Compen-
POSITION                Year        Salary($)     Bonus($)    sation($)     Award(s)($)       SARs(#)       Payouts      sation($)
------------------      ----        ---------     --------    ---------  ----------------  -------------    -------      ---------
Phil Dubois             2000         48,6292        Nil         Nil                             Nil                        Nil
President & CEO         1999          21,846        Nil         Nil                             Nil                        Nil


Ken Bradley             2000         48,6292        Nil         Nil                             Nil                        Nil
COO & CFO               1999          21,846        Nil         Nil                             Nil                        Nil


Brent Forgeron          2000         40,7593        Nil         Nil                             Nil                        Nil
Vice President          1999          32,769        Nil         Nil                             Nil                        Nil


Jim MacKay              2000          12,500        Nil         Nil                             Nil                        Nil
VP Sales & Mktg         1999             Nil        Nil         Nil                             Nil                        Nil


STOCK OPTIONS

         During the year ended June 30, 1999, no share purchase options were granted to or exercised by any of our executive officers and no long-term incentive plans were made to our executive officers. Therefore, no share purchase options were outstanding during the year ended June 30, 1999. Also, we do not have a defined benefit or actuarial plan.

         At the Annual General Meeting on August 25, 1999, the shareholders approved a stock option plan, which reserved the granting of 2,000,000 stock options under the plan. Subsequently, 675,000 share purchase options stock to acquire common shares were granted to employees. These share purchase options are exercisable until July 13, 2003 at an exercise price of $1.50 per common share. The options are exercisable on a cumulative basis at 1/3 of the total share purchase option granted per year commencing July 13, 2000. On May 15, 2000, 872,500 share purchase options to acquire common shares were granted to employees. These share purchase options are exercisable until May 15, 2004 at an exercise price of $0.25 per common share. The options are exercisable on a cumulative basis at 1/3 of the total share purchase option granted per year commencing May 15, 2001. On June 27, 2000, 200,000 share purchase options to acquire common shares were granted to directors. These share purchase options are exercisable over a three-year period ending on June 27, 2003 at an exercise price of $0.25 per common share. The options are exercisable immediately.

         As of June 30, 2000 no stock options have been granted to Mr. Phil Dubious President & CEO, Mr. Ken Bradley Chief Operating Officer & CFO or Mr. Company. As of June 30, 2000, 250,000 options have been granted to Mr. Jim MacKay VP Sales & Marketing.

         As of June 30, 2000, 1,637,500 stock options are outstanding as explained in Note 12(b) of the audited consolidated financials, which are enclosed.

         The following table summarizes information concerning options granted and or paid to named executive officers and directors during the Company's financial year ended June 30, 2000:

                   OPTIONS / SAR GRANTS IN LAST FINANCIAL YEAR
                                INDIVIDUAL GRANTS

                                             % of Total
                            NUMBER OF         Options/
                            SECURITIES          SARs                                                 Market Value of
                            UNDERLYING       Granted to        Exercise                               Common Shares
                             OPTIONS/         Employees         or Base                            Underlying Options
                               SARs           in Fiscal          Price         Expiration         on the Date of Grant
    NAME                     GRANTED            Year            ($/Sh)            Date             ($/Common Share)
    ----                    ----------       ----------        --------        ----------         --------------------
Phil Dubois (1)                Nil               N/A              N/A             N/A                      N/A

Ken Bradley (1)                Nil               N/A              N/A             N/A                      N/A

Brent Forgeron (1)             Nil               N/A              N/A             N/A


Jim MacKay                   250,000          15.3%(2)           $0.25          5/15/04                   $0.25

Ken Spencer                  100,000           6.1%(2)           $0.25          6/27/03                   $0.25

Bob Smart                     50,000           3.0%(2)           $0.25          6/27/03                   $0.25

Ian Thomas                    50,000           3.0%(2)           $0.25          6/27/03                   $0.25

TOTAL GRANTED                450,000          27.5%(2)


Note (1) there were no options granted by the Company to these specified executive officers during the year ended June 30, 2000.

Note (2) the percentage of total options granted was based on outstanding options at June 30, 2000 of 1,637,500.

         The following is a summary of the share purchase options exercised by the Company's directors and officers during the financial year ended June 30, 2000:



                 AGGREGATED OPTION/SAR EXERCISES DURING THE LAST
           FINANCIAL YEAR END AND FINANCIAL YEAR END OPTION/SAR VALUES

                                                                                                  Value of
                                                                                             Unexercised in-the-
                                                                                                    Money
                           Common Shares                                  Unexercised          Options/SARs at
                            Acquired on          Aggregate Value           Options at         Financial Year-End
   NAME                    Exercise (#)           Realized ($)        Financial year-end            ($)
   ----                    ------------          ---------------      ------------------     -------------------
Phil Dubois (1)                 Nil                    Nil                    Nil                     N/A

Ken Bradley (1)                 Nil                    Nil                    Nil                     N/A

Brent Forgeron (1)              Nil                    Nil                    Nil                     N/A

Ken Spencer                     Nil                    Nil                  100,000                  6,000

Bob Smart                       Nil                    Nil                   50,000                  3,000

Ian Thomas                      Nil                    Nil                   50,000                  3,000

Jim MacKay                      Nil                    Nil                  250,000(2)               N/A(2)

TOTAL                           Nil                    Nil                  450,000                 12,000

Note (1) There were no options granted by the Company to these specified executive officers noted during the year ended June 30, 2000.

NOTE (2) The stock options are exercisable as to 1/3 of the shares on May 15, 2001, as to 1/3 of the shares on May 15, 2002 and as to the remaining 1/3 of the shares on May 15, 2003, provided Mr. MacKay is an employee of the Company on those dates.

         The following is a summary of long-term incentive plans granted to the Company's directors and officers and during the financial year ended June 30, 2000:



             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                         NUMBER OF       Performance
                       SHARES, UNITS       or Other
                          OR OTHER       Period Until
                           RIGHTS         Maturation       Threshold       Target
        NAME                 #            or Pay-Out        ($ or #)      ($ or #)           Maximum ($ or #)
        ----           -------------     ------------      ---------      ---------          ----------------
Phil Dubois (1)             Nil              Nil              Nil            Nil                    Nil

Ken Bradley (1)             Nil              Nil              Nil            Nil                    Nil

Brent Forgeron (1)          Nil              Nil              Nil            Nil                    Nil

Ken Spencer                 Nil              Nil              Nil            Nil                    Nil

Bob Smart                   Nil              Nil              Nil            Nil                    Nil

Ian Thomas                  Nil              Nil              Nil            Nil                    Nil

Jim MacKay                  Nil              Nil              Nil            Nil                    Nil


NOTE: (1) There were no options granted by the Company to these specified executive officers during the year ended June 30, 2000.


DESCRIPTION OF 1999 STOCK OPTION PLAN

         The Company's 1999 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors and approved by the Company's shareholders on August 25, 1999. The purpose of the Plan is to reward the contributions made to the Company by employees, directors and consultants, to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend. Pursuant to the Stock Option Plan, the Company may grant or issue stock options to directors, officers, advisors and employees of the Company or any other person or company engaged to provide ongoing services to the Company.

         The Board of Directors determines the terms and provisions of the stock options granted under the Stock Option Plan. The Stock Option Plan may be amended at any time by the Board of Directors, although certain amendments may require shareholder approval. The Board of Directors may terminate the Stock Option Plan at any time.

COMPENSATION OF DIRECTORS

         Directors receive no compensation for serving as Directors.

EXECUTIVE OFFICERS CONSULTING AGREEMENT

         On January 21, 1999, the Company entered into separate Consulting Agreements with Phil Dubois and Ken Bradley, named executive officers of the Company. Pursuant to these Consulting Agreements, Mr. Dubois and Mr. Bradley provide corporate financing and business strategy consulting services to and on behalf of the Company and each receive compensation of $6,000 Canadian per month.

         Each consulting agreement is for a term of two years. The Company may renew either or both of the consulting agreements for successive terms of a duration decided by the Company by written notice to the other party. Absent agreement by the parties or notice by the Company, each of the Consulting Agreements automatically renews for a one-year term. Each consulting agreement contains confidentiality and certain non-compete provisions. Each consulting agreement provides that the Company determines what corporate benefit plans and programs Mr. Dubois or Mr. Bradley will participate in and the terms of such participation.

         The Company has the right to terminate Mr. Dubois at any time for legal cause without notice or payment to him. If the Company terminates the consulting agreement of Mr. Dubois without cause, the Company is obligated to pay him $12,000 Canadian for each month remaining in the term of the Consulting Agreement.

         The Company has the right to terminate Mr. Bradley at any time for legal cause without notice or payment to him. If the Company terminates the Consulting Agreement of Mr. Bradley without cause, the Company is obligated to pay him $12,000 Canadian for each month remaining in the term of the Consulting Agreement.

         Either Mr. Dubois or Mr. Bradley may terminate his Consulting Agreement on three (3) month's prior notice to the Company.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Company is composed of three members: two are independent directors and non-employees; one is a director and member of executive management. CityXpress directors have no "interlocking relationships as defined by the SEC. The Compensation Committee sets compensation policies for officers and directors of the Company.

         The Compensation Committee supports the philosophy that the relationship between pay and individual performance is the cornerstone of the Company's compensation program. The

Compensation Committee makes recommendations to CityXpress's Board of Directors with a view to: (1) ensuring that a competitive and fair total compensation package is provided the officers in order to recruit and retain quality personnel, (ii) ensuring that written performance evaluations are made not less frequently than annually, and (iii) periodically reviewing and revising salary ranges and total compensation programs for officers using information provided by current surveys of peer group market salaries for specific jobs and general industry salary surveys. The Compensation Committee believes that significant ownership of Common Stock by officers is desirable in that it more closely aligns the upside and downside risk of return for these individuals with the Company's shareholders.

      BASE SALARIES

         In establishing officer salaries and increases, the Compensation Committee considers individual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay for officers is recommended by the Compensation Committee and approved by the Board of Directors. Information regarding salaries paid by similar software companies is obtained through formal salary surveys and other means and is used in the decision process to ensure competitiveness with CityXpress's peers and competitors.

         CityXpress's general philosophy is to provide base pay competitive with other software companies and Internet application service providers of similar size in the Pacific Northwest. Annual cash incentives are paid based on the Company's achievement of defined financial goals.

      CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER COMPENSATION

         CityXpress's Compensation Committee formally reviews the compensation paid to the Chief Operating Officer and the Chief Executive Officer of the Company in November of each year. Compensation, including salary and cash incentives for such officers, is based on various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation. While the Compensation Committee considers more or less equally such performance measures as growth in revenues, net operating income and cash flow, it does not apply any specific quantitative formula in making compensation recommendations. The Compensation Committee also values achievements that may be difficult to quantify and recognizes the importance of such qualitative factors. Compensation for the Chief Executive Officer and the Chief Operating Officer is set by the Board of Directors.

         Based on an understanding that CityXpress was a development stage company and required ongoing financing, the salaries of Mr. Phil Dubois, President and Chief Executive Officer, and Mr. Ken Bradley, Chief Operating Officer and CFO, remained unchanged at $48,629 (US) for the year ended June 30, 2000.

      ANNUAL CASH INCENTIVES

         CityXpress believes that cash incentives should be utilized to better align pay with individual and Company performance. Funding for any Cash Incentive Plan will be dependent on CityXpress first attaining adequate financing and the Company meeting defined performance thresholds. Once such thresholds are attained, the Compensation Committee, based in part upon recommendations from CityXpress's Chief Executive Officer, may approve awards to those officers who have made superior contributions to Company performance as measured and reported through established individual performance goals. This philosophy, when fully implemented, is designed to better control overall expenses associated with future performance.

      LONG-TERM INCENTIVES

         The Company maintains its 1999 Employee Stock Option Plan pursuant to which directors, officers, advisors and employees may be awarded options to purchase Common Shares. In the year ended June 30, 2000, 250,000 stock options were awarded to Mr. Jim MacKay, Vice President Sales & Marketing.

      $1 MILLION DEDUCTION LIMIT

         At this time, the Company is not at risk of losing deductions under the recently enacted $1 million deduction limit on executive pay established under
Section 162(m) of the Internal Revenue Code of 1986. As a result, the Committee has not established a policy regarding this limit.

      SUMMARY

         In summary, CityXpress's executive compensation for the fiscal year ended June 30, 2000 was based on an understanding that the Company was a development stage company that lacked the resources to competitively compensate its executive officers. The Compensation Committee recognizes that the compensation of the Company's Chief Executive Officer, Chief Operating Officer and Vice President Sales and Marketing is significantly less than salaries paid to executive officers in comparable companies of similar size.

         This concludes the report of the Compensation Committee.

            Ken Bradley             Ian Thomas             Ken Spencer

         INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         GENERAL

         Pursuant to a share purchase agreement dated January 7, 1999, the shareholders of WelcomeTo sold their 100% interest in WelcomeTo to CityXpress.com for 8,510,000 shares in

CityXpress.com which represented a controlling interest of approximately 62.5%. For accounting purposes this transaction was considered the recapitization of WelcomeTo and the acquisition of CityXpress.com by WelcomeTo. For a more detailed description of this transaction see Item 1 "Description of Business - Corporate History".

         On January 27, 1999, CityXpress.com acquired all of the issued and outstanding shares of Xceedx by exchanging one share of CityXpress.com for each share of common stock of Xceedx. As a result CityXpress.com issued 6,250,000 shares of common stock in a private offering under section 4(2) of the Securities Act. For a more detailed description of this transaction see Item 1 "Description of Business - Corporate History".

         The following table details the number of shares issued to the following executive officers resulting from theses two purchase agreements:

                                                                                                       Number of
       NAME              Acquisition date                Company                                         Shares
       ----              ----------------             -------------                                   -----------
   Phil Dubois           January 27, 2000                Xceedx                                       2,561,250
                                                      Technologies
   Ken Bradley           January 27, 2000                Xceedx                                       2,561,250
                                                      Technologies

   Brent Forgeron        January 7, 1999            WelcomeTo Search                                  1,130,000



         Except for (a) the issuance of shares of its stock to Mr. Force on pursuant to the Acquisition Agreement between WelcomeTo Search Engine, Inc. and the Company and the issuance of shares of its stock to Messrs. Dubois and Bradley pursuant to the Acquisition Agreement between Xceedx Technologies, Inc. and the Company, (b) the compensation described herein, and (C) advances to and by certain officers to cover expenses, all of which were reimbursed or repaid without interest, no director, executive officer, holder of ten percent of the Company's outstanding common stock, or any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of the Company, to the Company's knowledge, had a material interest either direct or indirect, in any particular transaction or series of transactions to which the Company or any subsidiary was a party, during the two fiscal years ended June 30, 1999 and June 30, 2000.

SHAREHOLDER LOANS

         During, the year ended June 30, 2000, the Company entered into unsecured shareholder loan agreements for $252,900 with the Company's President & CEO and Chief Operating Officer & CFO. As of June 30, 2000, the installment and demand shareholder loans have various interest rates attached to them as detailed below:

   NAME                Loan Description                     Annual Interest                      Outstanding
                                                         Rate at June 30, 2000                      Amount
---------          -------------------------          ----------------------------             --------------
Phil Dubois        Loan payable equal                 Interest rate of 10%                         $ 84,300
                   monthly installments of
                   $755

Phil Dubois        Loan payable on demand             CIBC Visa interest rate of                   $ 16,860
                                                      19.5%

Phil Dubois        Loan payable on demand             Scotia McLeod interest rate                  $ 16,860
                                                      of 9.5%
TOTAL

PHIL DUBOIS                                                                                        $118,020

Ken Bradley        Loan payable equal monthly         Interest rate of 10%                         $ 84,300
                   installments of $755

Ken Bradley        Loan payable on demand             Interest rate of 4.5%                        $ 33,720

Ken Bradley        Loan payable on demand             TD Bank select line interest                 $ 16,860
                                                      rate of 10.25%
TOTAL
KEN BRADLEY                                                                                        $134,880

TOTAL SHAREHOLDER LOANS                                                                            $252,900


EXECUTIVE OFFICER WARRANTS


         On June 13, 2000, the Company granted 541,600 warrants to two of the Company's executive officers as consideration for their guarantee of the demand installment loan with the CIBC bank and for two shareholder loans totaling $168,600 which was obtained by securing a mortgage on personal property owned by the two executive officers. The details of the warrant grant are listed below as of June 30, 2000:

       NAME               Warrant Grant               Warrant Price              Warrant           Warrant Expiry
                               Date                        $US                    Grant                 Date
                                                                                 Amount
------------------        --------------              -------------              -------           --------------
Phil Dubois               June 13, 2000                   $0.25                  270,800            June 13, 2002

Ken Bradley               June 13, 2000                   $0.25                  270,800            June 13, 2002

TOTAL                                                                            541,600


PERFORMANCE GRAPH

         The following line-graph compares the percentage total return of the Company's common stock from November 1998 to September 2000 with that of the NASDAQ Computer Index (includes over 600 computer hardware and software companies that furnish computer programming and data processing services, and firms that produce computers, office equipment and electronic components/accessories) and the Russell 2000 Index (measures the performance of 2,000 small-cap stocks). Total return represents the Change in stock price over indicated period.

                                                                        PERFORMANCE
                                                          ---------------------------------------
CITYXPRESS     NASDAQ    RUSSELL    NASDAQ                          NASDAQ    RUSSELL    NASDAQ
SHARE PRICE   COMPUTER    2000     COMPOSITE    MONTH      CYXP    COMPUTER    2000     COMPOSITE
-----------   --------   -------   ---------   --------   ------   --------   -------   ---------
   3.000        857.76      421    1,771.39    10/31/98   100.00    100.00    100.00     100.00
   2.875        980.46      421    1,949.54    11/30/98    95.83    114.30    100.00     110.06
   2.250      1,134.19   421.96    2,192.69    12/31/98    75.00    132.23    100.23     123.78
   6.500      1,371.8    427.22    2,505.89     1/31/99   216.67    159.93    101.48     141.46
   4.187      1,193.77   392.26    2,288.03     2/28/99   139.57    139.17     93.17     129.17
   5.187      1,305.01   397.63    2,461.4      3/31/99   172.90    152.14     94.45     138.95
   3.843      1,298.83   432.81    2,542.85     4/30/99   128.10    151.42    102.81     143.55
   3.000      1,234.92   438.68    2,470.52     5/30/99   100.00    143.97    104.20     139.47
   2.468      1,386.34   438.68    2,683.12     6/30/99    82.27    161.62    104.20     151.47
   2.562      1,365.12   457.67    2,638.49     7/31/99    85.40    159.15    108.71     148.95
   1.812      1,494.58   457.67    2,739.35     8/31/99    60.40    174.24    108.71     154.64
   1.562      1,503.79   457.67    2,746.16     9/30/99    52.07    175.32    108.71     155.03
   1.375      1,613.72   457.67    2,966.43    10/31/99    45.83    188.13    108.71     167.46
   0.750      1,834.04   457.67    3,336.16    11/30/99    25.00    213.82    108.71     188.34
   0.375      2,325.4    457.67    4,069.31    12/31/99    12.50    271.10    108.71     229.72
   0.850      2,212.47   496.23    3,940.35     1/31/00    28.33    257.94    117.87     222.44
   0.700      2,667.03   577.71    4,696.69     2/29/00    23.33    310.93    137.22     265.14
   0.515      2,701.27   539.09    4,572.83     3/31/00    17.17    314.92    128.05     258.15
   0.312      2,253.9    506.25    3,860.66     4/30/00    10.40    262.77    120.25     217.95
   0.300      1,975.68   476.18    3,400.91     5/31/00    10.00    230.33    113.11     191.99
   0.320      2,343.97   517.23    3,966.11     6/30/00    10.67    273.27    122.86     223.90
   0.160      2,243.84   500.64    3,766.99     7/31/00     5.33    261.59    118.92     212.66
   0.350      2,529.99   500.64    4,206.35     8/31/00    11.67    294.95    118.92     237.46
   0.188      2,123.49      500    3,672.82     9/30/00     6.27    247.56    118.76     207.34

                                       10/31/98         6/30/99           6/30/00           9/30/00
                                       --------         -------           -------           -------
CityXpress.com Corp                        100               82                11                6
Nasdaq Computer Index                      100              162               273              248
Russell 2000                               100              104               123              119

RECOMMENDATION

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE LISTED NOMINEES AS DIRECTORS.

                                     ITEM 2

             PROPOSAL TO AMEND THE COMPANY'S 1999 STOCK OPTION PLAN

         The Company's 1999 Stock Option Plan is a principal component of the Company's compensation program. Stock options tie compensation directly to an increase in shareholder value, specifically the market price of the Common Stock. In this way, options further align the interests of directors, officers, advisors and employees of the Company and shareholders.

        SUMMARY OF THE AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN

         In order to continue and to enhance the effectiveness of the 1999 Stock Option Plan, the Board of Directors has amended the 1999 Stock Option Plan, subject to approval by shareholders at the Annual Meeting.


         Prior to the amendment to the 1999 Stock Option Plan, the maximum number of shares of Common Stock that could be issued upon the exercise of options granted under the Plan is 2,000,000. Options to purchase less than 362,500 shares remain available for grant under the Plan.

         The amendment increases the number of shares of Common Stock which may be issued upon the exercise of options from 2,000,000 shares to 3,000,000 shares.


                              SHAREHOLDER APPROVAL

         Approval of the amendment to the 1999 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

RECOMMENDATION

    THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN.

                                     ITEM 3

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                                    PROPOSAL

         The Board of Directors has selected Ernst & Young LLP to be the independent auditors of the Company for the fiscal year ending June 30, 2001, and proposes that the shareholders ratify this selection at the Annual Meeting. Ernst & Young LLP also acted as independent auditors of the Corporation for the 2000 fiscal year.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              SHAREHOLDER APPROVAL

         Ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

RECOMMENDATION

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                     ADDITIONAL INFORMATION - OTHER MATTERS

         The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as set forth in the Notice of Annual Meeting of Shareholders. However, it is intended that proxies solicited will be voted on any matters that may properly come before the Annual Meeting in the discretion of the persons named in the proxy.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         During the year ended June 30, 2000, Form 3's for Mr. Dubois, Mr. Bradley, Mr. Forgeron, Mr. Mackay, Mr. Spencer, Mr. Smart and Mr. Thomas were not timely filed.

ANNUAL REPORT ON FORM 10K-SB

         A copy of the Company's Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2000, is included in the Annual Report to Shareholders which accompanies these proxy materials. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to Ken Bradley, Chief Operating Officer, CityXpress.com, Corp., Suite 200, 1727 West Broadway, Vancouver, British Columbia V6J 4W6.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Proposals of shareholders of the Company intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before June 1, 2001 in order to be included in the Company's Proxy Statement and Proxy for the 2001 Annual Meeting of Shareholders. Such proposals must conform to the requirements set forth in the Bylaws of the Company and the rules and regulations of the Securities and Exchange Commission. The submission of a shareholder proposal does not guarantee that it will be included in the Company's Proxy Statement and Proxy.

                                      PROXY

                              CITYXPRESS.COM, CORP.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

               ANNUAL MEETING OF SHAREHOLDERS - November 29, 2000

         The undersigned shareholder of CityXpress.com, Corp. (the "Company"), revoking all previous proxies, hereby appoints Phil Dubois and Ken Bradley, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at 11:00 a.m., local time, at the Century Plaza Hotel, 1015 Burrard Street, Vancouver, BC, Canada, V6Z 1Y5 on November 29, 2000, and any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated with respect to the matters outlined herein.

(Continued and to be voted, signed and dated on reverse)

Please mark your votes as in this example: X
                                          ---

         1.       ELECTION OF DIRECTORS

                  For All Nominees
         ---
                  Ken Bradley
                  Phil Dubois
                  Bob Smart
                  Ken Spencer
                  Ian Thomas

                  Withhold All Nominees
         ---
                  Ken Bradley
                  Phil Dubois
                  Bob Smart
                  Ken Spencer
                  Ian Thomas

                  For Nominees, except vote withheld from following nominee(s)
         ---
                  Ken Bradley
         ---
                  Phil Dubois
         ---
                  Bob Smart
         ---
                  Ken Spencer
         ---
                  Ian Thomas
         ---

         2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN.

         FOR                        AGAINST                   ABSTAIN

         ----                        ----                       ----

         3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2001 FISCAL YEAR.

         FOR                        AGAINST                   ABSTAIN

         ----                        ----                       ----

         4.       I WILL ATTEND THE ANNUAL MEETING.

         YES                        NO

         ----                      ----

         This proxy is solicited on behalf of the Board of Directors, unless otherwise specified, the shares will be voted "For" all nominees, "For" the proposal to approve the amendment to the 1999 Stock Option Plan and "For" the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the 2001 fiscal year. This proxy delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.


         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE COMPANY'S PROXY STATEMENT.

         PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


------------------------------------
Name (Print)

SIGNATURE                              DATE                 , 2000
         -----------------------------     -----------------

------------------------------------
Name (Print)


SIGNATURE                             DATE                  , 2000
         ----------------------------     ------------------

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR IN ADDRESS. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH. IF STOCKHOLDER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHEN STOCK IS HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.